Exhibit 99.2

CONTROL PERSONS AND EXECUTIVE OFFICERS OF REPORTING PERSONS*

Name and Business Address	Capacity in which Serves Yorktown Associates	Principal Occupation	Principal Business Address of Organization in which Principal Occupation is Conducted
Bryan H. Lawrence 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Peter A. Leidel 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Tomas R. LaCosta 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

W. Howard Keenan, Jr. 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Robert A. Signorino, Jr. 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Bryan R. Lawrence 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

* None of the Covered Individuals listed in the table above (collectively, the “Covered Individuals”) directly owns any Common Units. The Covered Individuals disclaim beneficial ownership of the Common Units owned by Yorktown except to the extent of their pecuniary interest therein.